12


                     OLD REPUBLIC INTERNATIONAL CORPORATION
                           EARNINGS PER SHARE EXHIBIT
                  (Amounts in millions, except per share data)
 ----------------------------------------------------------------------------------------------------------------


                                                                   Computation of Primary Earnings Per Share
                                                               -------------------------------------------------
                                                                   Quarters Ended            Six Months Ended
                                                                      June 30,                   June 30,
                                                               ----------------------     ----------------------
                                                                  1997        1996           1997        1996
                                                               ----------  ----------     ----------  ----------
  Weighted average number of common shares outstanding              86.9        86.5           86.9        84.9

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                 6.2         6.8            6.4         6.8
       Stock Options                                                 0.9         0.7            0.9         0.7
                                                               ----------  ----------     ----------  ----------
  Weighted average number of common and common equivalent share     94.0        94.1           94.3        92.5
                                                               ==========  ==========     ==========  ==========

  Net income for the period                                        $88.3       $55.9         $153.5      $106.0

  Less dividends applicable to appropriate Series of
       Redeemable and Convertible Preferred Stock                    ---         1.2            0.1         2.4
                                                               ----------  ----------     ----------  ----------

  Adjusted net income                                              $88.2       $54.7         $153.4      $103.5
                                                               ==========  ==========     ==========  ==========

  Primary earnings per share                                       $0.94       $0.58          $1.62       $1.12
                                                               ==========  ==========     ==========  ==========

  ----------------------------------------------------------------------------

                                                                Computation of Fully Diluted Earnings Per Share
                                                               -------------------------------------------------
                                                                   Quarters Ended            Six Months Ended
                                                                      June 30,                   June 30,
                                                               ----------------------     ----------------------
                                                                  1997        1996           1997        1996
                                                               ----------  ----------     ----------  ----------
  Weighted average number of common shares outstanding              86.9        86.5           86.9        84.9

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                 6.3         7.0            6.6         7.0
       Convertible Subordinated Debentures                           ---         ---            ---         1.5
       Stock Options                                                 1.1         0.8            1.1         0.9
                                                               ----------  ----------     ----------  ----------
  Weighted average number of common and common equivalent share     94.4        94.4           94.7        94.4
                                                               ==========  ==========     ==========  ==========

  Net income for the period                                        $88.3       $55.9         $153.5      $106.0

  Less dividends applicable to appropriate Series of
       Cumulative Preferred Stock                                    ---         1.1            ---         2.3
  Plus interest applicable to Convertible Debentures                 ---         ---            ---         0.4
                                                               ----------  ----------     ----------  ----------

  Adjusted net income                                              $88.3       $54.7         $153.5      $104.0
                                                               ==========  ==========     ==========  ==========

  Fully diluted earnings per share                                 $0.94       $0.58          $1.62       $1.10
                                                               ==========  ==========     ==========  ==========
